UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2014

Glori Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55261	46-4527741

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4315 South Drive Houston, Texas	77053

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 237-8880

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information contained in Item 8.01 is hereby incorporated into this Item 3.01 to the extent it is applicable.

Section 8 – Other Events

Item 8.01 Other Events.

On August 25, 2014, Glori Energy Inc. (the “Company”) received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating the Company’s initial listing application for its common stock has been approved. The Company also received a notice advising it that the Company’s warrants do not meet the minimum 400 Round Lot Holder requirement for initial listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5515(a)(4). Nasdaq determined that the Company is not in compliance with the requirements of Nasdaq Listing Rule IM-5101-2, solely with respect to its warrants, following the Company’s recent business combination. As a result, the Nasdaq staff provided notice that, absent an appeal by the Company, they will delist the Company’s warrants from The Nasdaq Stock Market effective at the open of business on Thursday, September 4, 2014. The Company has determined that it will not appeal.

This delisting notice relates solely to the Company’s warrants, and shares of the Company’s common stock remain unchanged and will continue to trade on Nasdaq under the symbol “GLRI”.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following is filed as an Exhibit to this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release issued by Glori Energy Inc. dated August 28, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glori Energy Inc.

Date: August 28, 2014	By:	/s/ Stuart M. Page
Name: Stuart M. Page
Title: President and Chief Executive Officer

Exhibit Number	Description
99.1	Press Release issued by Glori Energy Inc. dated August 28, 2014.